EXHIBIT 99.1

May 2002

Forward-Looking Statements This presentation includes forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and the underlying assumptions reflected in the statements. Actual results or outcomes could differ materially as a result of legislative and regulatory developments, the impact of competition, weather, risks associated with international operations, changes in our business plans and other factors discussed from time to time in our SEC reports.

Supporting Core Values Review of trading operations, practices and policies Independent review by Board's Audit Committee Business and organizational changes Reassessing operations and evaluating activities Realignment of management structure, roles and responsibilities Ongoing consultation with auditors and external advisors to review and revise accounting procedures as needed, including evaluating net vs. gross reporting of mark-to-market activities Outreach to investors, customers, rating agencies, lenders and regulators to support strong relationships Clearly define policies and procedures to reinforce transparent operations We are taking decisive measures to address the challenges that are affecting our company and our industry and to restore credibility with key constituencies.

Business Overview ~ 16,700 MW of operating generation in the U.S. ~ 4,400 MW under construction in the U.S. Trading, marketing and risk management Option to buy CenterPoint Energy's 80% interest in ~ 14,000 MW of Texas generating capacity in 2004 ~ 3,500 MW of operating generation in the Netherlands Retail Wholesale ~ 1.7 million customers in the Houston market Residential Small commercial (< 1 MW) Large commercial and industrial (> 1 MW) Strongly positioned for other targeted Texas markets Potential to apply skills and infrastructure to select markets outside of Texas Europe (4%) $50 Wholesale (63%) $750 Retail (33%) $400 2002 Estimated EBIT, $MM

Simplified Corporate Models Integrated Utilities RRI Merchant Generators Traditional rate regulated, integrated utilities with generation, T&D and retail segments Non-rate regulated blend of wholesale and retail businesses Primarily wholesale generators RRI's blend of wholesale and retail businesses makes us a rather unique "hybrid" between the integrated utilities and merchant generators.

Southwest Operating 4,635 Construction 548 Total 5,183 Texas Operating 170 Construction 611 Total 781 Southeast Operating 979 Construction 958 Total 1,937 Northeast Operating 8,436 Construction 1,924 Total 10,360 Midwest Operating 2,533 Construction 154 Total 2,687 Total RRI U.S. Operating 16,753 U.S. Construction 4,195 Europe Operating 3,476 Total 24,424 Incumbent Retail Business Regionally Diverse Portfolio In addition to our physical plants, we have contractual access to a natural gas transport and storage system: (2.2 BCF firm transport, 12.5 BCF storage, 3.0 MMB fuel storage).

Gas Dual-burning Oil Coal Hydro 52 20 2 23 3 Baseload Intermediate Peaking 40 39 21 * Totals include existing and under construction, and exclude Texas Genco option Diverse Domestic Portfolio Dispatch Type* Intermediate 39% Peaking 21% Baseload 40% Fuel Source* Dual-burning 20% Coal 23% Gas 52% Hydro 3% Oil 2%

Commercial Capabilities Portfolio diversity across the dispatch curve (i.e., Base-load, Intermediate and Peaking) creates commercial advantages for RRI. Examples: Provide shaping products to customers: Each customer's needs are unique and not well served by 7x24 blocks of power; The flexibility of our portfolio allows us to sculpt products to meet customers' needs, which may vary within a day, week, season, etc. Capture "firmness premiums" at lowest cost: Offer firm power (not dependent on unit outages), as opposed to unit contingent power; thus capturing a 4 - 7% pricing premium. Our diverse portfolio allows us to protect against such risk. For example, we may hold back peaking units to cover firm power supply obligations. This "self insurance" is typically less expensive than buying comparable "protection" in the market. Our commercial capabilities enhance the value of our plants when viewed as a portfolio vs. an individual plant.

Wholesale Mark-to-Market (~8% of 2002 consolidated planned EBIT) 1Q02 Wholesale Energy Margins Trading MTM Assets & Liabilities by Month Daily Wholesale VAR -- First Quarter 2002 ($ millions) Distribution of Daily Earnings (Margin) of the MTM Trading Book - 12 Months Ending 3/31/02 12-month Trailing VAR: Average: $ 7 million High: $16 million Low: $ 2 million

Retail Energy Overview ~1.5 million customers in Houston area under the "Price-to-Beat" Residential Services ~200,000 small commercial customers who use <1 MW of electricity, also under the "Price-to-Beat" Solutions Large commercial and industrial customers who use > 1 MW of electricity Business Services Residential Business Services Solutions 49 43 8 2002E EBIT Contribution $400 million Solutions 8% Business Services 43% Residential 49%

Simplified Financing Structure - 3/31/02 Other Businesses Retail Electric Provider RRI Orion Bridge $ 2.9 $1.6 Revolver - Consolidated Cash* $ (0.4) Trading & Marketing Orion Power Holdings 12% Notes (2010) $ 0.5 4.5% Convertibles 0.2 Other Merchant Plants (CA, AZ, NV, FL, TX, IL) REC Europe Banks (Mar 2003) $ 0.5 REPGB Banks (July 2002) $ 0.2 Midwest LP Banks (Oct 2002) $ 1.1 Restricted Cash (0.1) $ 1.0 New York LP Banks (Dec 2002) $ 0.5 Restricted Cash (0.2) $ 0.3 Liberty Project Finance Bank / Inst $ 0.3 Project Finance Subs. Ch'view (amort-2024) $ 0.4 El Dor. (amort-2015) 0.1 (off B/S) $ 0.5 Construction Agency Agreement Banks $ 0.8 (off B/S) Mid Atlantic Lease (amort. - 2026) $ 0.6 (off B/S) Wholesale (REPG) Cash balances in brackets * "Consolidated cash" includes cash, certain advances to parent, and margin posted by RRI

Debt-to-Capitalization ($ billion) "Adjusted cash" includes cash, certain restricted cash, certain advances to parent, and margin posted by RRI Includes the REMA lease certificates, El Dorado project financing, and obligations under the construction agency agreements Includes Channelview, El Dorado and Liberty less assumed equity support

CapEx Forecast: 2002 - 2006 Forecasted cash flow of $1 billion in 2002-2003 and growing thereafter allows us to substantially self-fund CapEx program and reduce leverage (1) Spending per construction agency agreements and equipment financing structure (2) Excludes purchase of Orion Power Holdings (3) Excludes Texas Genco purchase option To be funded with ~ $1,000 cash flow and $700 from existing construction agency agreements

Outlook 2002 EPS of $1.80 - $2.00 per diluted share Wholesale margins tied to the forward curves Retail margins supported by existing hedges, PTB adjustment mechanisms and our belief that we have used conservative switching assumptions 12-15% compound annual growth rate off of 2002 Maintain strong relationships with investors, rating agencies, lenders and other constituencies Take action to restore credibility

Investment Highlights Diversified portfolio of generation assets Unique Texas Genco option Significant retail position Strong balance sheet Low leverage compared to our peers Significant spending and cost reductions under our control Substantial liquidity capacity to meet a stressed-case commercial margin scenario Well-positioned for the future

May 2002 Supplemental Data

Simplified Financing Structure - 3/31/02 Other Businesses Retail Electric Provider RRI Orion Bridge $ 2.9 $0.8 Revolver (a) - $0.8 Revolver (b) - Consolidated Cash* $ (0.4) Trading & Marketing Orion Power Holdings Wholesale (REPG) Debt detailed on subsequent page Debt detailed on subsequent page Orion Bridge Matures in February 2003 Floating interest rate (3/31/02) ~ 2.9% Currently in discussions with our bank group regarding extension of this facility Consolidated cash Portion used to substantially retire Orion convertible notes in April 2002 ($ billion; cash balances in brackets) $0.8 Revolver (a) Syndicated revolving credit facility Matures in August 2002 with ability to convert into a one-year term loan Currently in discussions with our bank group regarding the rollover of this facility $0.8 Revolver (b) Syndicated revolving credit facility Matures in August 2004 $0.1 in L/C's outstanding Note: This is a financing structure presentation, not per GAAP. * "Consolidated cash" includes cash, certain advances to parent, and margin posted by RRI

Matures in March 2003 Floating rate (3/31/02) ~ 4.2% Secured by pledge of shares of REPGB's indirect holding company Expect to extend maturity in early 2003 Simplified Financing Structure (continued) Other Merchant Plants (CA, AZ, NV, FL, TX, IL) REC Europe Bank term loan $ 0.5 REPGB Banks & MTN's $ 0.2 Project Finance Subs. Channelview $ 0.4 El Dorado 0.1 (off B/S) $ 0.5 Construction Agency Agreement Banks $ 0.8 (off B/S) Mid Atlantic Lease certificates $ 0.6 (off B/S) Wholesale (REPG) Euro 250 million revolver ($0.139) Matures July 2002 Floating rate (3/31/02) ~ 4.1% Unsecured Other borrowings ($0.080) Medium term notes, financial institutions and brokers Mature 2002 - 2006 Fixed rate (3/31/02) ~ 6.5% ($0.038) Floating rate (3/31/02) ~ 3.5% ($0.042) Maturities through 2026 Weighted fixed rate ~ 9.2% Secured by Conemaugh (281 MW), Keystone (285 MW), and Shawville (613 MW); non- recourse to RRI Liberation of cash subject to ongoing fixed charge coverage test Channelview Maturities from Nov. 2002 - 2024 Fixed rate (3/31/02) ~ 7.4% ($0.266) Floating rate (3/31/02) ~ 3.1% ($0.150) Secured by 781 MW plant; non- recourse Equity bridge loan ($92m) payable no later than 11/02 Construction loan converted to term loan when specified standards of completion are met El Dorado 50% interest (50% owned by Sempra) Amortized through 2015 Fixed rate (3/31/02) ~6.6% ($.056) Floating rate (3/31/02) ~ 3.2% ($.019) Secured by our 245 MW share of the plant; non-recourse $2.5 bn credit facility, of which $1.4 bn is available without cash collateralization Must complete construction by 12/31/04 Upon completion have option to lease, purchase, or remarket the project(s) Floating rate (3/31/02) ~ 3.2% Tax-exempt rate for $0.150 ~1.4% Secured by Hunterstown (795 MW), Seward (521 MW), Choctaw County (804 MW) ($ billion) Note: This is a financing structure presentation, not per GAAP.

Simplified Financing Structure (continued)



($ billion; cash balances in brackets)

Orion Power Holdings*

12% Notes	$ 0.5
4.5% Convertibles	0.2

12% Notes

- Mature in 2010
- Includes a $0.08 write-up for purchase accounting

4.5% Convertibles

- Substantially retired in April 2002

Currently in discussions with our bank groups regarding the extension, renewal, refinancing or replacement of these facilities

(Project Finance Subsidiaries)

Midwest LP

Banks	$ 1.1
Restricted Cash	(0.1)
	$ 1.0

- Matures October 2002
  - Anticipate waiver of debt service coverage ratio prior to June 30, 2002
- Fixed rate (3/31/02) ~ 8.9% ($0.600)
- Floating rate (3/31/02) ~ 3.4% ($0.416)
- Secured by plants with total capacity of 2,861 MW
- Purchase accounting write-up of $0.06
- $0.075 revolving credit facility expires October 2002; $0.043 utilized at 3/31/02

New York LP

Banks	$ 0.5
Restricted Cash	(0.2)
	$ 0.3

- Matures December 2002
- Fixed rate (3/31/02) ~8.7% ($0.350)
- Floating rate (3/31/02) ~ 3.7% ($0.152)
- Secured by plants with total capacity of 2,783 MW
- Purchase accounting write-up of $0.03
- $0.030 revolving credit facility expires December 2002; $0.010 utilized at 3/31/02

Liberty Project Finance

Bank / Inst $ 0.3

- Maturities from 2002 - 2026
- Fixed rate (3/31/02) ~ 9.0% ($0.165)
- Floating rate (3/31/02) ~ 3.0% ($0.105)
- Secured by 550 MW plant; non-recourse

* Orion Power Holdings has a $0.075 revolving credit facility which expires December 2002. At 3/31/02, $0.07 of letters of credit were outstanding. Anticipate waiver to debt service coverage ratio prior to June 30, 2002. This facility is unsecured.

Note: This is a financing structure presentation, not per GAAP.

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